Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

919 THIRD AVENUE

NEW YORK, NY 10022 - 3852

TEL (212) 715-9100 FAX (212) 715-8000	PARIS 47, AVENUE HOCHE 75008 TEL (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

January 7, 2005

United Refining Company

    and each of the entities listed on Schedule I hereto

15 Bradley Street

Warren, Pennsylvania 16365

Ladies and Gentlemen:

We have acted as counsel to United Refining Company, a Pennsylvania corporation (the “Company”), and the Subsidiary Guarantors (as defined below), in connection with the Registration Statement on Form S-4, as amended (File No. 333-121348) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission, pursuant to which the Company is registering (i) $200,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2012 (the “New Notes”), to be exchanged for the Company’s outstanding notes bearing substantially identical terms and in like principal amount (the “Old Notes”) in a registered exchange offer (the “Exchange Offer”) and (ii) the guarantees (the “Guarantees”) of each of the guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) of the New Notes. The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of August 6, 2004, among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the “Indenture”).

We have made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate as a basis for our opinion. We have also examined and relied upon representations, statements and certificates of public officials and of officers and other representatives of the Company. In rendering our opinion, we have assumed that the New Notes have been duly and validly authorized by all necessary corporate action on the part of the Company, and that the Guarantee of each Subsidiary Guarantor incorporated in the State of Michigan, the State of Ohio or the Commonwealth of Pennsylvania has been duly and validly authorized by all necessary corporate action on the part of each such Subsidiary Guarantor.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that, when the New Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, (i) the New Notes will be legally issued and constitute binding obligations of the Company, and (ii) the Guarantee of each Subsidiary Guarantor will be legally issued and constitute the binding obligation of such Subsidiary Guarantor.

Alliance Offices Milan * Rome	Affiliate Offices London * Brussels

KRAMER LEVIN NAFTALIS & FRANKEL LLP

United Refining Company and each of the entities listed on Schedule I hereto

January 6, 2005

We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. The opinion expressed herein is based upon these laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP

Exhibit 5.1

SCHEDULE I

Kiantone Pipeline Corporation, a New York corporation

Kiantone Pipeline Company, a Pennsylvania corporation

United Refining Company of Pennsylvania, a Pennsylvania corporation

United Jet Center, Inc., a Delaware corporation

Kwik-Fill Corporation, a Pennsylvania corporation

Independent Gas and Oil Company of Rochester, Inc., a New York corporation

Bell Oil Corp., a Michigan corporation

PPC, Inc., an Ohio corporation

Super Test Petroleum, Inc., a Michigan corporation

Kwik-Fil, Inc., a New York corporation

Vulcan Asphalt Refining Corporation, a Delaware corporation

Country Fair, Inc., a Pennsylvania corporation